UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2019

NorthWest Indiana Bancorp
(Exact name of registrant as specified in its charter)

Indiana	000-26128	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue Munster, Indiana	46321
(Address of principal executive offices)	(Zip Code)

(219) 836-4400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 8.01	Other Events.

On January 24, 2019, NorthWest Indiana Bancorp, an Indiana corporation (“NWIN”), completed its previously announced acquisition of AJS Bancorp, Inc., a Maryland corporation (“AJSB”) pursuant to an Agreement and Plan of Merger dated July 30, 2018 (the “Merger Agreement”) between NWIN and AJSB.  Pursuant to the terms of the Merger Agreement, AJSB merged with and into NWIN, with NWIN as the surviving corporation (the “Merger”).  Simultaneously with the Merger, A.J. Smith Federal Savings Bank, a federally chartered savings bank and wholly-owned subsidiary of AJSB, merged with and into Peoples Bank SB, an Indiana state chartered savings bank and wholly-owned subsidiary of NWIN, with Peoples Bank as the surviving bank.

In connection with the Merger, each AJSB stockholder holding 100 or more shares of AJSB common stock will receive fixed consideration of (i) 0.2030 shares of NWIN common stock, and (ii) $7.20 per share in cash for each share of AJSB’s common stock.  Stockholders holding less than 100 shares of AJSB common stock will have the right to receive $16.00 in cash and no stock consideration for each share of AJSB common stock.  Any fractional shares of NWIN common stock that an AJSB stockholder would otherwise receive in the Merger will be paid out in cash in the amount of such fraction multiplied by $43.01.

NWIN will issue a total of approximately 424,300 shares of NWIN common stock to the former AJSB stockholders, and will pay cash consideration of approximately $15,478,992.  Based upon the closing price of NWIN common stock of $42.00 on January 23, 2019, the transaction had an implied valuation of approximately $34.2 million, which includes unallocated shares held by the AJSB Employee Stock Ownership Plan (“ESOP”), some of which were cancelled in connection with the closing to satisfy the ESOP’s outstanding loan balance.  In connection with the completion of the Merger, upon further analysis NWIN has determined that the acquisition of AJSB was not significant under Section 11-01(b) of Regulation S-X.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by NWIN with the Securities and Exchange Commission (“SEC”) on July 31, 2018 and is incorporated by reference herein.

On January 24, 2019, NWIN issued a press release in connection with the closing of the Merger.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements regarding the financial performance, business prospects, growth, and operating strategies of NWIN.  For these statements, NWIN claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this communication should be considered in conjunction with the other information available about NWIN, including the information in the filings NWIN makes with the SEC.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include: difficulties and delays in integrating NWIN’s and AJSB’s businesses or fully realizing cost savings and other benefits; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of NWIN’s and AJSB’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger by and among NorthWest Indiana Bancorp and AJS Bancorp, Inc. dated July 30, 2018 (incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K filed with the SEC on July 31, 2018).

99.1	Press Release dated January 24, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWest Indiana Bancorp
Date: January 24, 2019

	By:	/s/ Robert T. Lowry
Printed Name: Robert T. Lowry
Title: Executive Vice President, Chief Financial Officer and Treasurer